O’Neill Law Group PLLC		435 Martin Street, Suite 1010
Blaine, WA 98230
Stephen F.X. O’Neill*	Christian I. Cu**	Telephone:	360-332-3300
Charles C. Hethey***	Brian S.R. O’Neill****	Facsimile:	360-332-2291

File #4510

August 10, 2010

DORAL ENERGY CORP.
415 West Wall, Suite 500
Midland, TX 79701

Attention: E. Willard Gray, CEO

Dear Sirs:

RE:	DORAL ENERGY CORP.
- 2009 Stock Incentive Plan adopted April 29, 2009 and amended July 28, 2010 - Legal Opinion

We have acted as counsel to Doral Energy Corp., a Nevada corporation (the “Company”) in connection with the registration with the Securities and Exchange Commission on Form S-8 (the “Registration Statement”) of an additional 6,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), which may be issued under the Company’s 2009 Stock Incentive Plan as adopted on April 29, 2009 and as amended on July 28, 2010 (the “Plan”).

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) copies of the Company’s Articles of Incorporation, as amended; (c) the Company’s Bylaws, as amended; (d) certain records of the Company’s corporate proceedings, including resolutions of the Board of Directors approving the Registration Statement and the Plan; (e) the Plan; and (f) such statutes, records and other documents as we have deemed relevant. We have also relied, without investigation, on an officer’s certificate provided by Everett Willard Gray, II, the Company’s Chief Executive Officer, Chief Financial Officer, President, Treasurer and Secretary.

Our opinion expressed herein is subject in all respects to the following assumptions, limitations and qualifications:

(a)	Our opinion is limited to the laws of the State of Nevada and the federal laws of the United States of America applicable thereto;

(b)

We have assumed (i) the genuineness of all signatures on documents examined by us, (ii) the legal capacity of the officers and directors of the Company, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or other copies, and (v) that the documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect;

Canadian Affiliate:	O’Neill Law Corporation
Suite 950, 650 West Georgia Street, Box 11587, Vancouver, British Columbia, Canada V6B 4N8
Tel: (604) 687-5792 / Fax: (604) 687-6650

*Washington and British Columbia Bars; ** Nevada, Washington and British Columbia Bars;
*** New York and British Columbia Bars; **** Nevada and Washington Bars

O’Neill Law Group PLLC	2

(c)

We have assumed that each of the statements made and certified in the Officer's Certificate provided by Mr. Gray was true and correct when made, has at no time since being made and certified become untrue or incorrect and remains true and correct on the date hereof; and

(d)

We have assumed (i) all Awards have been or will be granted, and all Shares have been or will be issued, in accordance with the terms and conditions of the Plan, and (ii) that at the time the Company is or becomes obligated to issue any Shares under the Plan, the Company will have adequate authorized and unissued shares of common stock to fulfill such obligations, and will be in good standing with the Nevada Secretary of State.

Based upon the foregoing and subject to the above qualifications, we are of the opinion that the Shares, when issued in accordance with the terms and conditions of the Plan, and upon the receipt by the Company of any consideration to be issued therefore, and provided that the value of such consideration is not less than the aggregate par value of the Shares so issued, will be validly issued, fully paid and non-assessable shares in the Company’s common stock.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and in any amendment thereto.

Yours truly,

O’NEILL LAW GROUP PLLC

/s/ O’Neill Law Group PLLC
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